EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Post Effective Amendment No. 1 to Registration Statement on Form S-8 (Registration No. 333-112365) pertaining to the California Pizza Kitchen, Inc. 1998 Stock-Based Incentive Compensation Plan and California Pizza Kitchen, Inc. Employee Stock Purchase Plan of our report dated January 24, 2004 with respect to the consolidated financial statements of California Pizza Kitchen, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 28, 2003.

/s/    ERNST & YOUNG LLP

Los Angeles, California

December 20, 2004